UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-51012

Date of Report: December 18, 2006

XINYINHAI TECHNOLOGY, LTD.

(Exact name of registrant as specified in its charter)

Utah	87-0427336
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

41-40 Union Street, Suite 6J, Flushing, New York	11355
(Address of principal executive offices)	(Zip Code)

(718)-359-2682
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Change in Registrant’s Certifying Accountant

4.01(a)

On December 18, 2006 the Board of Directors of Xinyinhai Technology, Ltd. (“Xinyinhai”) dismissed Kempisty & Company Certified Public Accountants, P.C. (“Kempisty & Company”) from its position as Xinyinhai’s principal independent accountant.

Kempisty & Company did not render any audit opinion on Xinyinhai’s financial statements.   Kempisty & Company did not, during Xinyinhai’s two most recent fiscal years or any subsequent period through the date of dismissal, advise Xinyinhai of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-B.

Xinyinhai and Kempisty & Company have not, during Xinyinhai’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Kempisty & Company’s satisfaction, would have caused Kempisty & Company to make reference to the subject matter of the disagreement in connection with its reports.

Xinyinhai has requested Kempisty & Company to furnish a letter addressed to the Securities Exchange Commission stating whether or not Kempisty & Company agrees with the statements in this 8-K.  A copy of the letter is being filed as an exhibit to this Report.

4.01(b)

On December 18, 2006, Xinyinhai retained the firm of PKF to audit Xinyinhai’s financial statements for the fiscal year ended December 31, 2006.  At no time during the past two fiscal years or any subsequent period did Xinyinhai consult with PKF regarding any matter of the sort described above with reference to Kempisty & Company, any issue relating to the financial statements of Xinyinhai, or the type of audit opinion that might be rendered for Xinyinhai.

Item 9.01

Financial Statements and Exhibits

Exhibits

16-a.

Letter from Kempisty & Company Certified Public Accountants, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XINYINHAI TECHNOLOGY, LTD.

Dated: December 19, 2006

By:  /s/ Tian Ling

      Tian Ling, Chief Executive Officer